UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2014

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North Wacker Drive, 48th Floor, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 252-7500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 9, 2014, ACRC Lender U LLC (“ACRC”), ACRC Lender U TRS LLC (“ACRC TRS”), and ACRC Lender U Mezz LLC, subsidiaries of Ares Commercial Real Estate Corporation (the “Company”), and the Company entered into a $195.0 million revolving master repurchase facility (the “UBS Facility”) with UBS Real Estate Securities Inc. (“UBS”), pursuant to which ACRC and ACRC TRS may sell, and later repurchase, commercial mortgage loans, under certain circumstances, commercial real estate mezzanine loans, and other assets meeting defined eligibility criteria which are approved by UBS in its sole discretion (“Eligible Assets”). The Company expects to use the UBS Facility to finance Eligible Assets. The initial maturity date of the UBS Facility is April 7, 2017, subject to annual extensions in UBS’s sole discretion. ACRC and ACRC TRS will pay UBS a commitment fee in four installments during the first year of the UBS Facility. The initial purchase price paid by UBS for any Eligible Asset is based on a specified percentage of the relevant value under the UBS Facility.  The price differential (or interest rate) on the UBS Facility is one-month LIBOR plus 1.88%, excluding amortization of commitment and exit fees. Upon termination of the UBS Facility, ACRC and ACRC TRS will pay UBS, if applicable, the amount by which the aggregate price differential paid over the term of the UBS Facility is less than the defined minimum price differential and an exit fee, in each case, unless certain conditions are met.

The UBS Facility contains margin call provisions that provide UBS with certain rights if the applicable percentage of the aggregate asset value of the purchased assets under the UBS Facility is less than the aggregate purchase price for such assets. The UBS Facility is fully guaranteed by the Company and requires the Company to maintain certain financial and other covenants including the following: (a) maintaining a ratio of (i) recourse debt to tangible net worth of 3.0 to 1 and (ii) total debt to tangible net worth of 4.0 to 1, (b) maintaining a tangible net worth of 80% of the Company’s net worth as of September 30, 2013, plus 80% of proceeds received from all subsequent equity issuances by the Company, and (c) maintaining a fixed charge coverage ratio (expressed as the ratio of adjusted-EBITDA to fixed charges) for the immediately preceding 12-month period ending on the last day of the applicable reporting period of at least 1.25 to 1.

The UBS Facility contains certain affirmative and negative covenants and provisions regarding events of default that are customary for similar repurchase facilities.

The foregoing description of the UBS Facility is only a summary of certain material provisions of the agreements governing the UBS Facility and is qualified in its entirety by reference to a copy of such agreements, which are filed herewith as Exhibits 10.1 and 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Exhibit Description
10.1

Master Repurchase Agreement, dated as of April 9, 2014, among ACRC Lender U LLC and ACRC Lender U TRS LLC, as sellers, ACRC Lender U Mezz LLC, Ares Commercial Real Estate Corporation, as guarantor, and UBS Real Estate Securities Inc., as buyer.

10.2	Guaranty Agreement, dated as of April 9, 2014, by Ares Commercial Real Estate Corporation in favor of UBS Real Estate Securities Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 14, 2014

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Vice President

Exhibit Index

Exhibit Number	Exhibit Description
10.1

Master Repurchase Agreement, dated as of April 9, 2014, among ACRC Lender U LLC and ACRC Lender U TRS LLC, as sellers, ACRC Lender U Mezz LLC, Ares Commercial Real Estate Corporation, as guarantor, and UBS Real Estate Securities Inc., as buyer.

10.2	Guaranty Agreement, dated as of April 9, 2014, by Ares Commercial Real Estate Corporation in favor of UBS Real Estate Securities Inc.